PARTICIPATING TERM NOTE

FOR VALUE RECEIVED, Thomas Ventures, Inc., a Delaware corporation (the “Company”), promises, to pay to Clifford Rhee, an individual with an address located at 5423 Planter’s Wood Court, Mississauga, Ontario (the “Holder”) or his registered assigns or successors in interest, the sum of Seven Million Eight Hundred Thousand Dollars ($7,800,000), together with any accrued and unpaid interest hereon, on February 13, 2012 (the “Maturity Date”), if not sooner indefeasibly paid in full.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Stock Purchase Agreement, dated as of the date hereof by and among the Company, Tcomt, Inc. and the Holder (as amended, restated, modified and/or supplemented from time to time, collectively, the “Purchase Agreement”).

The following terms shall apply to this Participating Term Note (this “Note”):

ARTICLE I
INTEREST AND PRINCIPAL PAYMENTS

1.1  Interest Rate and Payments. Interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the London Inter-bank Borrowing Rate for loans with a ninety-day maturity (“LIBOR”) plus two (2) percent (“Interest Rate”). The Interest Rate shall be reset according to the LIBOR as published in the Financial Times on the first day of the month every ninety (90) days from the initial date of this Note. Interest shall be (i) calculated on the basis of a 365 day year, and (ii) payable monthly, in arrears, commencing on March , 2008, on the tenth business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise. Notwithstanding the foregoing, Interest accrued during each of the first twelve (12) months after the initial date of this Note shall be added to the Principal Amount of the Note on the first day of each successive month.

1.2  Principal Payments. Amortization of the Principal Amount and interest shall commence eighteen (18) months from the initial date of this Note. Amortization shall be based upon a fifteen (15) year time period with the monthly payment based upon one hundred eighty (180) equal installments. Upon the Maturity Date, all outstanding principal and interest shall be due and payable.

1.3  Prepayment Participation Rights. Notwithstanding the provisions of section 1.2 above, after the payment in full of the outstanding principal amount, and accrued but unpaid interest, due pursuant to the Secured Term Note, dated the date hereof, made by Thomas Equipment, Inc., a Delaware Corporation, and Thomas Ventures, Inc., a Delaware Corporation, in favor of Federal Partners, L.P., a Delaware limited partnership, in principal amount of Three Million Dollars ($3,000,000), 100% of future net profits from TComt, Inc. and Tcomt, Ltd. shall be used to pay all outstanding amounts due under this Note for Principal Amount or Interest (“Prepayment”). The calculation of net profits available for such prepayment shall be based upon the net profit of the Company, if any, as presented in the quarterly or annual financial statements of the Company which have been reviewed or audited by the Company’s regularly engaged independent auditors (“Company Profits”). Such payments shall not exceed the then outstanding Principal Amount, plus accrued but unpaid interest.

1.4  Mandatory Payment. After (i) the holders of the Company’s Series A Convertible Preferred Stock have been redeemed in full and (ii) the obligation owed to Laurus Master Fund, Ltd. in the amount of Fifty-Five Million Dollars ($55,000,000), has been paid in full, the Holder shall be entitled to receive a mandatory payment in the amount of Ten Million Dollars ($10,000,000) upon the occurrence of the sale of all or substantially all of the assets of the Company. Such mandatory prepayment shall be due immediately following such sale.

1.5  Optional Prepayment in Cash. The Company may prepay this Note in whole or in part, without premium or penalty except as otherwise specifically set forth herein.

ARTICLE II
EVENTS OF DEFAULT

2.1  Events of Default. The occurrence of any of the following events set forth in this Section 2.1 shall constitute an event of default (“Event of Default”) hereunder:

(a)  Failure to Pay. The Company fails to pay, within five (5) days of due date any installment of principal, interest or other fees hereon in accordance herewith.

(b)  Breach of Covenant. The Company breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

(c)  Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by any Company in this Note shall at any time be false or misleading in any material respect on the date as of which made or deemed made.

(d) Bankruptcy. The Company shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, interim receiver, custodian, trustee or liquidator or like official of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case or proceeding under applicable federal or foreign bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt, (v) acquiesce to, without challenge within thirty (30) days of the filing thereof, or failure to have dismissed, within sixty (60) days, any petition or proceeding filed against it in any involuntary case or proceeding under such bankruptcy laws, or (vi) take any action for the purpose of effecting any of the foregoing.

ARTICLE III
MISCELLANEOUS

3.1  Issuance of New Note. Upon any partial redemption of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been paid as of such date. Subject to the provisions of Article III of this Note, the Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

3.2  Cumulative Remedies. The remedies under this Note shall be cumulative.

3.3  Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.4  Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one(1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Companies at the address set forth in the Purchase Agreement, or at such other address as the Company or the Holder may designate by ten(10) days advance written notice to the other parties hereto.

3.5  Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

3.6  Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

3.7  Cost of Collection. In case of any Event of Default under this Note, the Company shall pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

3.8  Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)  THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

3.9  Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

3.10  Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

3.11  Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

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IN WITNESS WHEREOF, the Company has caused this Senior Secured Participating Term Note to be signed in its name effective as of this 13th day of February, 2007.

THOMAS VENTURES, INC.

By:	/s/MICHAEL S. LUTHER
Michael S. Luther, CRO

Agreed to and Accepted:

/s/ CLIFFORD RHEE
Clifford Rhee